



NHI
NATIONAL HEALTH INVESTORS







Driving Shareholder Value Through Selective Growth

National Health Investors

NYSE: NHI

Geographic Diversification

127 Properties in 24 States


YTD Revenue
less than $250,000
$250,000 - $1,249,999
$1,250,000 - $2,749,999
$2,750,000 - $5,249,999
more than $5,249,999

Highlights

- Strong diversified portfolio
- Focus on need driven senior housing properties
- Attractive investment opportunities in the marketplace

Highlights

- Low leverage balance sheet
- Growing dividends annually since 2001
- Increasing cash flow annually from lease escalators



Strategy

- Focus on senior housing real estate with top-tier operators
- Prioritize direct referrals and growth with existing tenants over brokered deals
- Diversify portfolio with private pay and priority given to AL and newer SNF with high Private and Medicare potential

Strategy

- Development of AL/ALZ and Specialty Hospitals
- Mezzanine Financing
- Stagger debt maturities by paying down revolver with term loans, HUD financing and other longer term financing (currently no debt maturities until 2017)

2009-2011 Investment Total

		2009-2011 TOTAL		
Investment Type	Asset Class	Investment	WAIY[1]	Avg Mat.
Lease-back	SNF	$ 177,828,000	9.41%	2021
Lease-back	AL/ALZ	91,700,000	9.39%	2024
Lease-back	HOSP	12,500,000	12.00%	2025
Development Construction	HOSP	35,370,000	10.00%	2021
Construction Commitment	AL/ALZ	-		
Mezzanine / Subordinated Debt	SNF/AL/ALZ	9,050,000	13.51%	2014
Mortgage	AL/ALZ	3,900,000	9.64%[2]	2018
		$ 330,348,000	9.70%	2023

[1] Weighted Average Investment Yield (Cash Yield)

[2] $5m mortgage purchased at a $1.1m discount; stated borrower rate is 7.47%, initial cash yield is 9.64%, yield at maturity is 12.37%

2009-2011 Investment Average

		2009-2011 AVERAGE	
Investment Type	Asset Class	Annual Investment	WAIY[1]
Lease-back	SNF	$ 59,276,000	9.41%
Lease-back	AL/ALZ	30,566,000	9.39%
Lease-back	HOSP	4,166,000	12.00%
Development Construction	HOSP	11,790,000	10.00%
Construction Commitment	AL/ALZ	-	
Mezzanine / Subordinated Debt	SNF/AL/ALZ	3,016,000	13.51%
Mortgage	AL/ALZ	1,300,000	9.64%[2]
		$110,114,000	9.70%

[1] Weighted Average Investment Yield (Cash Yield)

2012 Investments

		2012	
Investment Type	Asset Class	Investment	WAIY[1]
Lease-back	SNF	$ 13,400,000	9.00%
Lease-back	AL/ALZ	-	
Lease-back	HOSP	-	
Development Construction	HOSP	-	
Construction Commitment	AL/ALZ	27,000,000	9.00%
Mezzanine / Subordinated Debt	SNF/AL/ALZ	18,000,000[2]	12.75%
Mortgage	AL/ALZ	-	
		$ 58,400,000	10.16%

[1] Weighted Average Investment Yield (Cash Yield)

[2] $10m is a funding commitment

Revenue By Investment Type


REIT Dividends, 4.1%
Other, 3.1%
Hospitals, 6.2%
Assisted Living, 20.6%
Skilled Nursing, 66.0%

Tenant Concentration



Emeritus Senior Living (ESC), 5.3%
Sun Healthcare Group, Inc. (SUNH), 1.9%
Sunrise Senior Living, Inc. (SRZ), 1.5%
Community Health Systems, Inc. (CYH), 3.6%
Health Services Mgmt, 7.0%
National HealthCare Corp. (NHC), 43.0%
Legend Healthcare, 13.0%
Senior Living Management, 4.1%
Bickford Senior Living, 4.6%
Other, 16.0%
Public
Privately-held

Largest Tenant - NHC

- Strongest Balance Sheet in the Senior-Housing public company operating space
- National HealthCare Corporation ("NHC"), a publicly-held company, founded in 1971, provides services to 75 long-term health care centers with 9,456 beds. NHC's affiliates also operate 36 homecare programs, six independent living centers and 17 assisted living communities. NHC's other services include Alzheimer's units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties.

NHI Capitalization & Liquidity

		Q1 2012		2011		2010		2009
Debt and Equity								
Debt	$	95.3	$	97.3	$	37.8	$	-
Equity		445.6		443.5		442.5		434.6
Total Book Capitalization	$	540.9	$	540.8	$	480.3	$	434.6
Debt/Total Book Capitalization		17.6%		18.0%		7.9%		0.0%
Cash and Securities								
Cash and cash equivalents	$	6.9	$	15.9	$	2.7	$	45.7
Marketable securities		11.8		11.4		22.5		21.3
LTC preferred stock, at cost		38.1		38.1		38.1		38.1
Total cash and securities	$	56.8	$	65.4	$	63.3	$	105.1

Financial Highlights

	Q1 2012	2011	2010	2009
Revenues	$ 24.1	$ 97.4	$ 83.2	$ 72.4
Expenses	(6.9)	(24.6)	(21.3)	(16.4)
Other Income and Expenses [1]	1.2	8.3	7.5	8.2
Net Income	$ 18.4	$ 81.1	$ 69.4	$ 64.2
Normalized FFO per diluted share	$0.77	$2.88	$2.76	$2.33
Regular dividend per share	$0.65	$2.495	$2.36	$2.20
Special dividend per share		$0.22		$0.10
Dividend payout ratio[2]	84.4%	86.6%	85.5%	94.4%

[1] Includes discontinued operations, loan and realty losses and recoveries of previous writedowns

[2] Regular dividend per share divided by Normalized FFO per diluted share

Summary

- NHI's goal is to selectively invest in income producing healthcare real estate investments to support rising income to the NHI shareholder through dividend growth.